CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

March 14, 2010
Date of Report
(Date of Earliest Event Reported)

Tianyin Pharmaceutical Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52236	20-4857782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23rd Floor, Unionsun Yangkuo Plaza, No. 2, Block 3
South Renmin Road
Chengdu, P. R. China, 610041
(Address of principal executive offices (zip code))

+011-86-28-8615-4737
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 3: Securities and Trading Markets
Section 3.03  Material Modification to Rights of Security Holders.

Section 8: Other Events
Item 8.01   Other Events

Pursuant to the terms of the Certificate of Designation of the Relative Rights and Preferences of the Series A Preferred Stock (“Preferred Stock”) of Tianyin Pharmaceutical Co., Inc. (the “Company”), all of the outstanding shares of the Preferred Stock were automatically converted into a total of 862,500 shares of common stock, $0.001 par value per share on March 14, 2011; such date represents the date that is 3 years from the issuance date of the Preferred Stock. As a result of the conversion, all 862,500 shares of Preferred Stock were cancelled and automatically converted, without any action on the part of the Preferred Stock holders. As a result of the conversion, we now have 29,396,276 shares of common stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIANYIN PHARMACEUTICAL CO., INC.

By:
      /s/ James Jiayuan Tong______________
      Name:  Dr. James Jiayuan Tong
      Title:   Chief Financial Officer

Dated:  March 18, 2011